 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2014

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F
Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

O	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
O	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
O	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
O	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”), in connection with the items set forth below.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On August 21, 2014, the Registrant received written notice (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) indicating that the Registrant is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Capital Market (“Capital Market”). NASDAQ Listing Rule 5550(b)(1) requires registrants to maintain a minimum of $2,500,000 in stockholders' equity for continued listing on the Capital Market. In the Registrant’s Form 10-Q filed on August 14, 2014, the Registrant reported stockholders’ equity of $2,382,018 for the period ended June 30, 2014. The Notice has no immediate effect on the listing of the Registrant’s common stock.

In the Notice, NASDAQ requested the Registrant to provide its plan to regain compliance with the continued listing requirements before October 6, 2014. If NASDAQ accepts the plan, it can grant the Registrant an additional 180 days from the date of the Notice for the Registrant to evidence compliance with the Listing Rule. If NASDAQ does not accept the plan, the Registrant will have the opportunity to appeal any delisting decision to a NASDAQ Listings Qualifications Panel.

As previously reported by the Registrant, on April 29, 2014, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Multimedia Games, Inc., a Delaware corporation (“MGAM”), and 23 Acquisition Co., a North Carolina corporation and wholly owned subsidiary of MGAM (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Registrant, and the separate corporate existence of Merger Sub will thereupon cease, and the Registrant will continue as the surviving corporation and a wholly owned subsidiary of MGAM (the “Merger”). The Merger Agreement was unanimously approved by the Registrant’s Board of Directors based on the recommendation of a Special Committee of the Board, and the shareholders of the Registrant voted to approve and adopt the Merger on July 24, 2014.

If the Merger is consummated prior to October 6, 2014, the Registrant intends to take no action in response to the Notice, as it will cease to be a publicly-traded corporation and its common stock will be delisted from the Capital Market and deregistered under the Securities Exchange Act of 1934, as amended, in connection with the completion of the Merger. If the Merger is not consummated prior to October 6, 2014, the Registrant intends to submit a plan to regain compliance and request an additional 180 days to evidence compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date: August 26, 2014	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Executive Officer and Chief Financial Officer